UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 26, 2006

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 26, 2006, pursuant to the Indenture, dated as of November 9, 1995, between Equity One, Inc., a Maryland corporation and successor by merger to IRT Property Company (the “Company”), and SunTrust Bank (f.k.a. SunTrust Bank, Atlanta), as Trustee, as such Indenture was amended and supplemented to the date hereof (the “Indenture”), the Company issued a Notice of Redemption to redeem all of its outstanding 7.25% Senior Notes due 2007, CUSIP # 450058AC 6 (the “Notes”). The redemption will occur on August 25, 2006 (the “Redemption Date”) and the redemption price will equal 101.8526641% of the principal amount of the Notes, which includes accrued and unpaid interest up to, but excluding the Redemption Date, and a “Make-Whole Amount” determined in accordance with the provisions of the Indenture. The aggregate principal amount of the outstanding Notes is $75 million.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date:  July 31, 2006

                        By: /s/ Howard M. Sipzner
                                    Howard M. Sipzner
    Executive Vice President and Chief Financial Officer